Exhibit 99.2

DGT Holdings Announces Definitive Agreement to Sell Its
Power Conversion Business to Ultra Electronics

BAY SHORE, N.Y., June 6, 2012 (GLOBE NEWSWIRE) -- DGT Holdings Corp. (OTCBB:DGTC) (the “Company”) today announced that it has reached a definitive agreement to sell its Power Conversion business to Ultra Electronics Defense, Inc., an affiliate of Ultra Electronics Holdings plc, a UK corporation, for $12.5 million in cash (subject to a potential working capital adjustment). Specific terms of the transaction, which is subject to shareholder approval and various other closing conditions, will be disclosed in SEC filings.

“We believe that the proposed sale will provide a home for our RFI business and employees that will allow the business to grow and thrive while also returning value to our shareholders,” said John Quicke, President and CEO of the Company.

The Company’s Board of Directors has voted unanimously in favor of the transaction. In addition, Steel Partners Holdings L.P., which holds approximately 51.5% of the Company’s outstanding shares, has entered into a voting agreement in support of the transaction.

The Company will call a special meeting of shareholders to seek approval of the transaction and issue a proxy statement containing detailed terms and conditions of the proposed sale, which proxy statement is subject to SEC review. Assuming satisfaction of all closing conditions and approval by shareholders, the transaction is expected to close within 90 days of signing.

ABOUT DGT HOLDINGS CORP.

DGT Holdings Corp. manufactures proprietary high-voltage power conversion subsystems including electronic filters, high voltage capacitors, pulse modulators, transformers and reactors, and a variety of other products designed for industrial, medical, military and other commercial applications through its Power Conversion Group’s RFI Corporation subsidiary. The Company’s web site is www.dgtholdings.com.

The DGT Holdings Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8578

ABOUT Ultra Electronics Defense, Inc.

Ultra Electronics Defense, Inc. is a wholly-owned subsidiary within the Ultra Electronics group of companies and the holding company for the group’s US businesses. Ultra Electronics is a group of specialist businesses designing, manufacturing and supporting electronic, electro-mechanical and software systems, sub-systems and products for defense, security, transport and energy applications worldwide.

Additional Information and Where to Find It

In connection with the proposed transaction, DGT Holdings Corp. plans to file a proxy statement with the Securities and Exchange Commission. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to our shareholders. Shareholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by us with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and our other filings with the SEC may also be obtained from us. Free copies of our filings may be obtained by writing to the Corporate Secretary, DGT Holdings Corp., 100 Pine Aire Drive, Bay Shore, New York 11706 or by calling our Corporate Secretary at (631) 231-6400.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations about future events. These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors. These include uncertainties as to the timing of the closing of the sale transaction; uncertainties as to whether shareholders will approve the sale transaction; the possibility that competing offers for the assets will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers and other business partners. Further information and risks regarding factors that could affect our business, operations, financial results or financial positions are discussed from time to time in DGT Holdings Corp.’s SEC filings and reports, and will be discussed in the proxy statement that DGT Holdings Corp. will provide to shareholders in connection with a special meeting to approve the transaction. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

DGT Holdings Corp.
John J. Quicke
Chief Executive Officer
Mark A. Zorko
Chief Financial Officer
(631) 231-6400 ext. 323